SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  METROBANCORP
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                  METROBANCORP
                     10333 North Meridian Street, Suite 111
                           Indianapolis, Indiana 46290
                                  317-573-2400

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           to be held on May 16, 2002


                               GENERAL INFORMATION

     This Proxy Statement is furnished to the shareholders of MetroBanCorp ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Shareholders, to be held on Thursday, May 16, 2002, at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290, and at any and all adjournments thereof. This Proxy Statement and accompanying form of proxy is first being mailed to the Company's shareholders on or about April 16, 2002.

     Only shareholders of record as of March 28, 2002 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. As of March 28, 2002, the Company had 2,065,270 shares of common stock issued and outstanding, which were held by 359 shareholders of record. There is no other class or series of stock of the Company outstanding and entitled to vote at the annual meeting. Each shareholder of record as of the record date will be entitled to one vote for each share of common stock registered in the shareholders name.

     For the matters to be voted on at the annual meeting, each share is entitled to one vote, exercisable in person or by proxy. Provided that a quorum of shareholders is present at the annual meeting, there will be considered and voted upon: (i) director nominees to be elected to the Board of Directors of the Company; and (ii) ratification of the appointment of Crowe, Chizek and Company LLP, Indianapolis, Indiana, as independent public accountants for MetroBanCorp and its subsidiaries for the fiscal year ending December 31, 2002.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company, none of whom will be specially compensated for such soliciting.

     Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of a proxy will not affect a shareholder's right to vote in person if he or she attends the annual meeting. Revocation may be made prior to the annual meeting by written notice sent to Charles V. Turean, Secretary, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451; at the annual meeting, in person or by oral or written notice to the Secretary; or by duly executing and delivering to the Secretary a proxy bearing a later date. To be effective, any revocation must be received before the proxy is exercised.

     The shares represented by proxies at the annual meeting will be voted as instructed by the shareholder(s) giving the proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR (i) election of the nine
(9) persons named as nominees in this Proxy Statement as Directors of the Company; and (ii) ratification of the appointment of Crowe, Chizek and Company LLP, Indianapolis, Indiana, as independent public accountants for MetroBanCorp and its subsidiaries for the fiscal year ending December 31, 2002.

                              ELECTION OF DIRECTORS

     The Board of Directors is composed of nine (9) directors, all of whom hold office for a term of one year or until their respective successors are duly elected and qualified. The following table sets forth certain information concerning each of the nine (9) director nominees. All nominees were initially elected in 1987, except James C. Lintzenich, who was elected in 1999, and James
F. Keenan, who was elected in 2001. If for any reason a director nominee becomes unable or unwilling to serve at the time of the annual meeting (an event which the Board of Directors does not anticipate at this time), the persons named as proxies in the accompanying proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominee's position. The Board of Directors of the Company unanimously recommends a vote FOR election of each of the following nominees as a director of the Company for the ensuing year:

                                      Title of Position with    Principal Occupation for the   Shares and Percent
Name and Age                          the Company               Last Five Years                Beneficially Owned (1)
------------                          ----------------------    ----------------------------   ----------------------
Chris G. Batalis, 63 (2,6)            Director                  President, Heptagon, Inc.      59,621   2.84%
615  W. Colfax Avenue                 (advertising)
South Bend, IN  46601

Ike G. Batalis, 55 (2,3,6,12)         Director, President and   President and Chief            131,806  5.99%
10333 N. Meridian, Ste 111            Chief Executive Officer   Executive Officer of the
Indianapolis, IN  46290                                         Company and MetroBank

Terry L. Eaton, 59 (4,6)              Director                  Chairman,                      75,239   3.59%
10645 Winterwood                                                Eaton Investments, LTD
Carmel, IN  46032                                               (investments)

James F. Keenan, 42 (5)               Director                  President and CEO, Walter      13,718   0.66%
423 Sycamore St., Suite 101                                     and Keenan Financial
PO Box 906                                                      Consulting Co. (financial
Niles, MI  49120                                                consultants)

Robert L. Lauth, Jr., 50 (6,7)        Director                  Chairman and CEO, Lauth        60,286   2.88%
9777 N. College Avenue                                          Property Group,
Indianapolis, IN 46280                                          Inc. (real estate
                                                                development and management)

James C. Lintzenich,  48  (8)         Director                  President                      35,479   1.71%
10707 Club Chase                                                Zanesville Partners
Fishers, IN  46038                                              (investments)

R.D. "Rusty" Richardson,  52  (6,9)   Director                  President, Richardson          53,866   2.57%
1535 Prestwick Lane                                             Partners (real estate
Carmel, IN  46032                                               partnerships and investments)

Edward R. Schmidt,  54  (6,10)        Director                  Attorney at Law                64,102   3.06%
12170 Bridgewater Road
Indianapolis, IN  46256

Donald F. Walter,  70  (6,11)         Director,                 Financial Consultant           70,397   3.36%
32578 S. Lyman Ferry Road             Chairman
Sedro Woolley, WA  98284

Directors and Executive Officers as a group of twelve                                          644,108  26.92%
---------------------------------------------------------------------------------------------------------------

(1) Based upon information provided to the Company by each director and executive officer.

(2)  Chris G. Batalis and Ike G. Batalis are brothers.

(3) Includes 4,075 shares of common stock held by a custodian for Mr. Batalis' benefit in an individual retirement account. Also includes 60,379 shares of common stock issuable under options granted pursuant to the Company's 1994 Stock Option and Stock Appreciation Rights Plan.

(4) Includes 28,289 shares of common stock held jointly with Mr. Eaton's spouse.

(5) Includes 7,483 shares of common stock held by Walter and Keenan Financial Consulting Co., of which Mr. Keenan serves as the President and Chief Executive Officer. Also includes 4,135 shares of common stock issuable under options granted pursuant to the 1994 Directors' Stock Option Plan.

(6) Includes 30,875 shares of common stock issuable under options granted pursuant to the 1994 Directors' Stock Option Plan.

(7) Includes 11,363 shares of common stock held jointly with Mr. Lauth's spouse. Also includes 18,048 shares held by Mr. Lauth's spouse.

(8) Includes 1,667 shares and 1,666 shares of common stock held for the benefit of Mr. Lintzenich's minor son and daughter, respectively. Also includes 14,164 shares of common stock issuable under options granted pursuant to the 1994 Directors' Stock Option Plan.

(9) Includes 264 shares of common stock held in equal amounts for the benefit of Mr. Richardson's minor son and daughter, with respect to which he disclaims any beneficial interest. Also includes 13,369 shares of common stock held jointly with Mr. Richardson's spouse.

(10) Includes 1,000 shares of common stock held by a custodian for Mr. Schmidt's benefit in an individual retirement account.

(11) Includes 2,205 shares of common stock held by a custodian for Mr. Walter's benefit in an individual retirement account. Also includes 5,250 shares held by Donald F. Walter and Charles T. Walter as joint tenants.

(12) Includes 2,474 shares of common stock held in the MetroBanCorp Employees' Thrift and Retirement Plan. Also includes 25,966 shares held in the MetroBanCorp Supplemental Executive Retirement Plan.


              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND
                                 DIRECTORS FEES

Attendance at Meetings

     During 2001, the Board of Directors of the Company held four meetings. All incumbent Directors attended 75% or more of the total number of 2001 meetings of the Board and of the Board committees to which they were appointed.

Committees

     The Board of Directors of the Company has an Executive Committee, a Nominating Committee and an Audit Committee. The members of the Executive Committee are Terry L. Eaton, Chairman, Ike G. Batalis, Edward G. McMahon, Edward R. Schmidt and Donald F. Walter. The members of the Nominating Committee are Robert L. Lauth, Jr., Chairman, Ike G. Batalis, Edward G. McMahon and R. D. "Rusty" Richardson. The members of the Audit Committee are Evans M. Harrell, Chairman, Chris G. Batalis, James F. Keenan and James C. Lintzenich. The Executive Committee acts pursuant to the By-Laws of the Company and authorization of the Board of Directors and approves or recommends to the Board compensation and employee benefit matters. The Nominating Committee recommends prospective nominees for election to the Boards of Directors of the Company and MetroBank ("Bank"), and will consider shareholder recommendations for consideration by the Board of Directors. These recommendations should be forwarded by the shareholder to the Secretary of the Company with biographical data about the recommended individual. The Audit Committee performs the function of recommending the independent public accountants and oversees the work of the internal auditor. The Executive Committee met seven times in 2001. The Nominating Committee met one time in 2001. The Audit Committee met four times in 2001.

Director Compensation

     In 2001, each director of the Company received an annual retainer of $7,000 and a fee of $1,000 for each Board meeting attended. Directors of the Company who also serve as directors of the Bank received an additional fee of $550 for attending meetings of the Bank's Board. Members of the Company's director committees received $500 per committee meeting attended. Executive officers of the Company and the Bank who serve as directors do not receive directors fees, nor do they receive additional or separate compensation from the Company for their director service to the Company.

Summary Description of 1994 Directors' Stock Option Plan

     Directors of the Company may participate in the 1994 Directors' Stock Option Plan of MetroBanCorp ("1994 Directors' Plan"), adopted effective as of April 28, 1994. The 1994 Directors' Plan provides for the granting of non-qualified stock options ("NSOs") to directors of the Company. As of March 28, 2002, options to acquire 331,554 shares (adjusted for stock dividends) of the Company's common stock have been granted, in the form of NSOs, to directors of the Company at an option price ranging from $4.58 to $7.75 per share adjusted for stock dividends (which price was equal to the per share fair market value of the common stock on the date on which the options were granted). A total of 543,975 shares, as adjusted for stock dividends of the Company's common stock have been reserved for issuance under the 1994 Directors' Plan. No options under the 1994 Directors' Plan were exercised in 2001.

Directors' Retirement Plan

     Non-employee directors of the Company are also eligible to participate in the MetroBanCorp Directors' Retirement Plan, beginning on the later of the fifth anniversary of the date on which the director was first appointed or elected to the Board or January 1, 2001, the effective date of the plan. Under this plan, a director who retires from the Board on or after attainment of age 75 (or such other retirement age set by the Nominating Committee of the Board) will receive an annual retirement payment equal to his annual rate of retainer pay in effect as of the day immediately preceding his retirement date. The 2001 rate of retainer pay for non-employee directors was $7,000. Retirement benefits end upon the earliest of the following three events: (i) the participant's death, (ii) the day before the tenth anniversary of the day retirement benefits first began to be paid to the participant, or (iii) the last day of a period of consecutive calendar years which equals the number of full calendar years throughout which the participant was a non-employee director. Benefits payable under the plan will be paid by the Company from its general assets. No person entitled to a payment under the plan will have rights greater than the rights of any other unsecured general creditor of the Company or the Bank. No directors received payments under this plan during 2001.

                        EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name                       Age      Office and Business Experience
----                       ---      ------------------------------
Ike G. Batalis             55       President and Chief Executive Officer of the Company and Bank. Mr. Batalis
                                    has over thirty years of banking  experience and served as President and CEO of
                                    Wainwright Financial Corporation prior to forming the Company.

                                       4

Andrew E. Illyes           53       Executive Vice President and Senior Loan Officer of Bank. Previously, he
                                    served as Community President of Ameritrust National Bank, Central Indiana,
                                    formerly American National Bank. Mr. Illyes has an extensive bank lending background.

Gregory J. Murray          52       Executive Vice President - Commercial Lending of Bank. Mr. Murray has thirty years of banking experience. Prior to joining MetroBank, he served as Senior Vice
                                    President of Union Planters Bank, N.A., Indianapolis.

Charles V. Turean          49       Executive Vice President, Chief Financial Officer and Secretary of the Company
                                    and Bank. Mr. Turean has over twenty-five years of progressively increasing financial responsibilities, including eighteen years with banking institutions. Prior to his current position, Mr. Turean was Senior Vice
                                    President and Controller with Wainwright Financial Corporation and served as
                                    Treasurer of Wainwright's subsidiary insurance company. Mr. Turean is also a certified public accountant.

                             EXECUTIVE COMPENSATION

     The following table contains information with respect to cash compensation paid by the Bank to any employee who served as an executive officer of the Company or the Bank for the years ended December 31, 2001, 2000, and 1999, and whose cash compensation exceeded $100,000 in 2001.

                                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                    Long Term Compensation
                             ---------------------------------------------------   ----------------------

    Name/Principal                                            Other Annual         Securities Underlying
    Position                 Year     Salary      Bonus       Compensation ($)     Options/SARs(#)
    --------                 ----     ------      -----       -----------------    ---------------
    Ike G. Batalis           2001     $147,500    $44,371     $82,113(1)           5,250
    President, CEO           2000     $135,000    $35,067     $34,374              5,513
                             1999     $130,050    $33,574     $27,289              5,209

    Charles V. Turean        2001     $96,300     $19,381     $33,799              2,625
    Executive Vice           2000     $92,000     $17,405     $24,429              2,756
    President, CFO           1999     $88,740     $18,336     $19,709              2,894

    Gregory J. Murray        2001     $94,325     $18,986     $38,503              1,050
    Executive Vice President 2000     $91,575     $14,769     $30,269              1,103
                             1999     $57,981     $30,505     $ 7,118              7,525

    Andrew E. Illyes         2001     $88,500     $17,821     $30,138              1,050
    Executive Vice President 2000     $84,500     $14,347     $16,940              1,103
                             1999     $81,600     $16,386     $18,069              1,158

(1) Consists of, respectively, contributions under the benefit plans of the Company, the cost of group life insurance, and the personal use portion of company provided vehicle for 2001: $76,720, $774 and $4,619.

The following table provides information with respect to stock options granted to or held by the Company's named executive officers in 2001.

                                                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                                             Individual Grants
                        ------------------------------------------------------------------------------------

                        Number of Securities   % of Total Options
                        Underlying Options     Granted to Employees   Exercise Price
Name                    Granted (#)(a)         in Fiscal Year         Per Share (b)          Expiration Date
----                    --------------         --------------         -------------          ---------------
Ike G. Batalis          5,250                  52.7%                  $7.14                  12/11/2011

Charles V. Turean       2,625                  26.3%                  $7.14                  12/11/2011

Gregory J. Murray       1,050                  10.5%                  $7.14                  12/11/2011

Andrew E. Illyes        1,050                  10.5%                  $7.14                  12/11/2011

(a)  Options are immediately exercisable.

(b) The exercise price of the option is the market value of the common shares on the date of grant.

Employment Agreements

     The Company and the Bank have entered into written employment agreements with Ike G. Batalis, Charles V. Turean, Gregory J. Murray and Andrew E. Illyes. Pursuant to such agreements, Mr. Batalis has been selected as a director and the chief executive officer of the Company and the Bank, Messrs. Murray and Illyes have been selected to serve as executive vice presidents and directors of the Bank, and Mr. Turean has been selected to serve as executive vice president of the Company and the Bank and a director of the Bank. Each of the executive officers may terminate his respective employment agreement at will with 90 days' prior written notice, for good reason (as defined in each employment agreement) upon 30 days' prior written notice, or within 6 months of a change in control (as defined in each employment agreement) of the Company. Such agreements provide that upon termination of such executive officer's employment as a result of a change in control of the Company or the Bank, he would be entitled to an amount equivalent to 3 years' base salary in the case of Mr. Batalis, and 2 years' base salary for each of Mr. Turean, Mr. Murray and Mr. Illyes. Except for these employment agreements, there are no other arrangements or understandings between any of the directors or executive officers of the Company and any other person according to which any of them has been selected for their respective positions as directors or executive officers of the Company.

     In connection with Mr. Batalis' employment agreement, the Board of Directors of the Company adopted on December 10, 1992 an Incentive Plan, which provides for the establishment of a fund in an amount equal to 4% of the net total sale value of the Company (as defined in the Incentive Plan) in the event of an acquisition of the Company. Upon consummation of an acquisition of the Company, 75% of the amount in the fund will be paid to the Chief Executive Officer of the Company, currently Mr. Batalis, and the remainder will be paid to such other employees of the Company as determined by the Board of Directors of the Company.

Target Benefit Plan

     Executive officers of the Company may also receive supplemental benefits from the MetroBanCorp Target Benefit Plan ("Target Benefit Plan"), which became effective January 1, 2001. The benefit due under the Target Benefit Plan is a monthly retirement income, commencing when the participant reaches age 65 and ending at his death. A participant may not receive a benefit under the Target Benefit Plan unless he has completed five years of continuous employment with the Company. The monthly retirement income amount will equal 65 percent of the participant's average monthly compensation multiplied by a fraction, the numerator of which is the participant's years of continuous employment with the Company and the denominator of which is 20 reduced by the Monthly Offset Amount. A participant's "Monthly Offset Amount" means the monthly payment amount that is actuarially equivalent to the sum of (i) the Company matching contributions on behalf of the participant under the

MetroBanCorp Supplemental Executive Retirement Plan ("SERP"), (ii) Company contributions on behalf of the participant under the MetroBanCorp Employees' Thrift and Retirement Plan ("401(k) Plan"), and (iii) the Social Security benefits provided to the participant. The Monthly Offset Amount is calculated on the assumption that the participant deferred exactly six percent of his compensation under the 401(k) Plan and under the SERP. A participant's average monthly compensation means the Participant's average monthly compensation over the five consecutive plan years which produce the highest monthly average.

     The Company has also entered into a Trust Agreement with Raymond James Trust Company ("Trust") to pay benefits due under the Target Benefit Plan. Under applicable law, employees who qualify for participation under the Target Benefit Plan are limited to individuals who are members of a select group of management or who are highly compensated employees. The current participants in the Target Benefit Plan are Ike G. Batalis, Charles V. Turean, Gregory J. Murray, and Andrew E. Illyes. For the year ended December 31, 2001, the Bank made $61,557 in contributions to the Target Benefit Plan.

Summary Description of Supplemental Executive Retirement Plan

     The Company sponsors the MetroBanCorp Supplemental Executive Retirement Plan ("SERP"), an unfunded, non-qualified deferred compensation plan, for certain key managerial employees of the Company. The Company has also entered into a Trust Agreement with Raymond James Trust Company ("Trust") to pay benefits due under the SERP. The SERP and Trust are designed to allow participants to defer a portion of their compensation and to provide a vehicle for the holding and investment of such deferrals until a distributable event occurs under the SERP. Participants in the SERP may not make deferrals in any year unless they have made the maximum deferral allowable under the Thrift Plan. The maximum deferral a participant may make for a year under the SERP and the Thrift Plan is 25% of compensation. The Company may also make discretionary contributions which match a portion of a participant's deferrals and to make supplemental contributions under the SERP. All contributions to the Trust and any earnings thereon are subject to the claims of the Company's creditors. A participant's benefit under the SERP is distributable within 30 days of the participant's termination of employment with the Company for any reason and is equal to the amount of annual compensation deferred by such participant and any employer contributions plus any earnings and minus any losses thereon. The participant benefits by a deferral of recognition of income to the extent of the amount deferred, the extent of employer contributions and the extent of earnings on such contributions. The Company must also postpone its tax deductions with respect to the amounts deferred until they are recognized by the participant. Under applicable law, employees who qualify for participation under the SERP must be limited to individuals who are members of a select group of management or who are highly compensated employees. The current participants in the SERP are Ike G. Batalis, Charles V. Turean, Gregory J. Murray and Andrew E. Illyes. For the year ended December 31, 2001, the Bank made $52,855 in matching contributions to the SERP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors of the Company and the companies with which they are affiliated, and certain principal officers of the Bank, are customers of, and have banking transactions with, the Bank in the ordinary course of business. All such loans and commitment for loans included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

     Loan transactions with directors and their affiliates and principal officers of the Company for 2001 were as follows (dollars in thousands):

         Balance at Beginning of Year                   $ 1,232
         Loans Made                                          93
         Loans Repaid                                      (734)
                                                     ----------
         Balance at End of Year                      $      591
                                                     ==========

     Deposits held for directors and their affiliates and principal officers of the Company as of December 31, 2001 and 2000 were $1.7 million and $2.8 million, respectively.

     Certain directors and the companies with which they are affiliated also provide services to the Company. The Company conducts business with two affiliated companies for advertising/public relations and legal services.

     Payments made to director-affiliated companies are as follows (dollars in thousands):

                                                2001           2000
                                               ------         ------

         Advertising/Public Relations            $175           $203
         Legal Services                            --              3
                                               ------         ------
                           Total                 $175           $206
                                               ======         ======

     Prior to 2000, the Bank purchased student loans from a company of which certain of its executive officers serve as directors of the Company and the Bank. The loans are serviced and guaranteed by the seller. Loan servicing fees paid to the seller were $24,000 and $27,000 in 2001 and 2000, respectively. The loans are purchased on the same terms as those offered by the seller to other institutions. There were no purchases of student loans by the Bank in 2001 or 2000.

                             PRINCIPAL SHAREHOLDERS

     The following table contains certain information concerning persons, other than directors of the Company, who to the knowledge of the Company may be deemed to beneficially own as of December 31, 2001 more than 5% of the Company's outstanding shares of common stock.

         Name and Address of                   Amount and Nature of             Percent of
         Beneficial Owner                      Beneficial Ownership             Class
         ----------------                      --------------------             --------
         Mary Morris Leighton 1992 Trust (1)         234,651                    11.36%
         Wells Fargo Bank, N. A. Trustee
         112 West Jefferson Boulevard
         South Bend, Indiana 46601

         Judd C. Leighton                            298,831                    14.47%
         211 West Washington Avenue
         Suite 2400
         South Bend, Indiana 46601

(1) Trust was established in 1992 and funded upon death of Mary Morris Leighton on March 16, 2001.


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Crowe, Chizek and Company LLP to serve as the independent public accountants of MetroBanCorp for the fiscal year ending December 31, 2002. The Board seeks to have the shareholders ratify the appointment of Crowe, Chizek and Company LLP. Representatives of Crowe, Chizek and Company LLP will be present at the annual meeting to respond to questions and to make a statement if they desire to do so. If the appointment of Crowe, Chizek and Company LLP is not ratified by the shareholders, the Board of Directors may appoint other independent public accountants based upon the recommendation of the Audit Committee.

                                 Recommendation
                                 --------------

     The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Crowe, Chizek and Company LLP as independent public accountants for fiscal year 2002.

Report of Audit Committee

     The Audit Committee operates in accordance with its charter that was adopted by the Company's Board of Directors in May, 2000. The Audit Committee of MetroBanCorp is composed of four directors. Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company's consolidated financial statements as of and for the year ended December 31, 2001 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed these consolidated financial statements with management. The Committee discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The independent public accountants also provided to the Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent public accountants that firm's independence. The Committee also considered whether the independent public accountants' provision of non-audit services to the Company is compatible with maintaining that firm's independence.

     Based upon these discussions and reviews, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

                           Evans M. Harrell, Chairman
                            Chris G. Batalis, Member
                             James F. Keenan, Member
                           James C. Lintzenich, Member


Disclosure of Principal Accountant's Fees

     Fees paid to Crowe, Chizek and Company LLP for fiscal year 2001 services were as follows:

         Audit Fees                                                   $36,600
         Financial Information Systems Design and Implementation            -
         All Other Fees                                               $10,000


                              SHAREHOLDER PROPOSALS

     Proposals submitted by shareholders under Rule 14a-8 of the Securities and Exchange Commission to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than December 16, 2002, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposals should be sent to the attention of the Corporate Secretary of the Company, Charles V. Turean, Secretary, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451. If notice of any other shareholder proposal intended to be presented at the 2003 Annual Meeting of Shareholders is not received by the Company on or before March 1, 2003, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

                                  ANNUAL REPORT

     Upon written request, the Company will provide without charge to each shareholder who does not otherwise receive a copy of the Company's Annual Report to Shareholders a copy of the Company's Annual Report on Form 10-KSB, which is required to be filed with the Securities and Exchange Commission. Requests should be directed to: Charles V. Turean, Executive Vice President, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451.


                                  VOTE REQUIRED

     The nominees for election as directors of the Company named in this Proxy Statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the meeting will be approved (assuming a quorum is present) if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the annual meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.


                                  OTHER MATTERS

     The annual meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Board of Directors of the Company does not know of any matters requiring action on the part of shareholders at the annual meeting other than those described in the Notice. However, execution and delivery of the enclosed proxy will confer discretionary authority upon the named proxies with respect to any matters which are not presently known to the Board of Directors and which may properly come before the annual meeting. It is the intention of the persons named in the proxy to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

                                        By Order of the Board of Directors




                                        CHARLES V. TUREAN
                                        Secretary



Date:  April 16, 2002
Indianapolis, Indiana

PROXY                            METROBANCORP                             PROXY

                     10333 North Meridian Street, Suite 111
                           Indianapolis, Indiana 46290

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Ike G. Batalis, Terry L. Eaton, and Donald F. Walter, and each of them, as Proxies of the undersigned, each with the power of substitution and re-substitution and with all of the powers the undersigned would have if personally present, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of MetroBanCorp held of record by the undersigned on March 28, 2002, and which the undersigned would be entitled to vote at the Annual Meeting of Shareholders, to be held on Thursday, May 16, 2002, and any adjournment thereof.

     1. Election of Directors:

        ___ FOR election of all nominees listed below (except as marked to the contrary).
        ___ WITHHOLD AUTHORITY to vote for all nominees listed below.

        Chris G. Batalis       James F. Keenan          R. D. "Rusty" Richardson
        Ike G. Batalis         Robert L. Lauth, Jr.     Edward R. Schmidt
        Terry L. Eaton         James C. Lintzenich      Donald F. Walter

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLACE A LINE THROUGH THE NAME OF THAT NOMINEE.

     2. Ratification of the appointment of Crowe, Chizek and Company LLP as independent public accountants for MetroBanCorp and its subsidiary for the fiscal year ending December 31, 2002.

        __________ FOR          __________ AGAINST           __________ ABSTAIN


                            (continued on other side)


                           (continued from other side)

     3. In their discretion, on such other business as may properly come before the Annual Meeting and any adjournment thereof.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" EACH ITEM LISTED ABOVE. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-NAMED PROXIES.


                                            ---------------------------------
                                                (Signature of Shareholder)

      (Place label with # of shares here)
                                            ---------------------------------
                                                (Signature of Shareholer)

                                            DATE
                                                -----------------------------



                    Joint owners should each sign personally.
    Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

          Sign exactly as your name appears on your stock certificates.